Exhibit 99.1

Contacts:
Investors:	Media:
Risa Fisher	Kate Hahn
rfisher@webmd.net	khahn@webmd.net
212-624-3817	212-624-3760

WEBMD HEALTH CORP. ANNOUNCES INTENTION TO COMMENCE TENDER OFFER

TO REPURCHASE $150 MILLION OF ITS COMMON STOCK

NEW YORK, NY (February 23, 2012) – WebMD Health Corp. (Nasdaq: WBMD) announced today that it intends to commence a modified “Dutch Auction” tender offer to repurchase $150 million of its common stock promptly after the filing of its annual report on Form 10-K.

Under the terms of the proposed tender offer, WebMD shareholders will have the opportunity to tender some or all of their shares at a price within the range of $24.50 to $26.00 per share. Based on the number of shares tendered and the prices specified by the tendering shareholders, WebMD will determine the lowest per share price within the range that will enable it to buy $150 million in shares, or such lesser number of shares that are properly tendered. All shares accepted for payment will be paid the same price, regardless of whether a shareholder tendered such shares at a lower price within the range. At the minimum price of $24.50 per share, WebMD would repurchase a maximum of 6,122,000 shares, which represents approximately 11% of WebMD’s currently outstanding common shares. The NASDAQ Official Closing Price of WebMD’s common stock on February 22, 2012 was $25.65 per share.

WebMD will use a portion of its cash and cash equivalents to fund the tender offer. WebMD has determined to commence the tender offer in order to provide liquidity to shareholders by permitting them the opportunity to tender shares of WebMD common stock for cash in accordance with the terms of the offer to purchase that will be filed with the SEC.

None of WebMD, its Board of Directors, or the information agent for the tender offer will make any recommendations to stockholders as to whether to tender or refrain from tendering their shares into the tender offer. Stockholders must decide how many shares they will tender, if any.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF WEBMD HEALTH CORP. COMMON STOCK. THE TENDER OFFER WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT WEBMD INTENDS TO DISTRIBUTE TO ITS STOCKHOLDERS AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. STOCKHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT WEBMD INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CALLING THE INFORMATION AGENT (TO BE IDENTIFIED AT THE TIME THE OFFER IS MADE) FOR THE TENDER OFFER. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

About WebMD

WebMD Health Corp. (NASDAQ: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers, and health plans through our public and private online portals, mobile platforms and health-focused publications.

The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, emedicineHealth, RxList, theheart.org and Medscape Education.

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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: the expected timing of the tender offer described in this press release. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements, including risks and uncertainties regarding: changes in financial markets; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries; and changes in facts and circumstances and other uncertainties concerning the completion of the tender offer. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

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